    Exhibit 99.1

Century Aluminum Company Reports Fourth Quarter 2021 Results

Chicago, February 24, 2022 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced its fourth quarter and full year 2021 results.

2021 Business Highlights

•Realized LME aluminum price of $2,605/T in fourth quarter is up $230/T from prior quarter
•Realized regional premiums of $720/T and $340/T for U.S. Midwest and EU Duty Paid, respectively. These were up $50/T and $95/T from prior quarter, respectively
•Started construction of expansion project into low-carbon billet production for our Grundartangi, Iceland smelter. Project is fully financed and will provide 150,000 tonnes of new green Natur-AlTM billets to serve European markets
•Restart at our Mt. Holly and Hawesville facilities mostly complete
•Refinanced debt extending maturities to 2028

Fourth Quarter 2021 Financial Results

$MM (except shipments and per share data)
	Q3 2021	Q4 2021
Shipments (tonnes)	196,095	200,961
Net sales	$581.4	$659.1
Net income (loss)	$(52.4)	$60.4
Diluted earnings (loss) per share	$(0.58)	$0.59
Adjusted net income (loss)(1)	$(5.7)	$17.2
Adjusted earnings (loss) per share(1)	$(0.06)	$0.17
Adjusted EBITDA(1)	$70.3	$82.2

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures.

In the fourth quarter of 2021, shipments of primary aluminum increased by 2 percent sequentially. Net sales for the fourth quarter of 2021 increased by 13 percent sequentially, due to higher shipment volume and higher aluminum prices.
Century reported net income of $60.4 million for the fourth quarter of 2021, a $112.8 million improvement sequentially primarily due to higher shipment volume and higher aluminum prices. Fourth quarter results were positively impacted by $43.9 million of exceptional items, in particular $53.8 million of unrealized gains on forward derivative contracts (net of tax), partially offset by $9.9 million in share-based compensation costs. Thus, Century reported adjusted net income of $17.2 million for the fourth quarter of 2021, an $22.9 million improvement sequentially.

Adjusted EBITDA for the fourth quarter of 2021 was $82.2 million, an increase of $11.9 million from the prior quarter primarily driven by higher prices of primary aluminum and increased regional premiums, and higher volumes, partially offset by increased power prices.

Century's liquidity position at quarter end was $99.5 million. Quarterly cash flow was impacted by increased capital spend on the Mt. Holly restart project and changes in working capital.

Full Year 2021 Financial Results

$MM (except shipments and per share data)
	FY 2020 as Presented	FY 2020 Updated(2)	FY 2021
Shipments (tonnes)	811,176	811,176	783,647
Net sales	$1,605.1	$1,605.1	$2,212.5
Net income (loss)	$(123.3)	$(123.3)	$(167.1)
Diluted earnings (loss) per share	$(1.38)	$(1.38)	$(1.85)
Adjusted net income (loss)(1)	$(112.4)	$(102.9)	$(62.1)
Adjusted earnings (loss) per share(1)	$(1.17)	$(1.07)	$(0.62)
Adjusted EBITDA(1)	$2.2	$11.7	$174.2

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures.
(2) Due to the historic fluctuations in our non-cash share-based compensation costs, we have updated our Adjusted net income (loss) and Adjusted EBITDA definitions to exclude these costs. Accordingly, we have also updated our Adjusted net income (loss) and Adjusted EBITDA for FY 2020.

For the full year 2021, shipments of primary aluminum decreased by 3 percent sequentially. Net sales for the full year 2021 increased by $607.4 million sequentially, primarily driven by aluminum prices and regional premiums, offset by lower volume of shipments.

Century reported a net loss of $(167.1) million for the full year 2021, a $43.8 million decline from the full year 2020. Full year 2021 results were negatively impacted by $105.0 million of exceptional items, in particular $106.8 million of unrealized losses on forward derivative contracts (net of tax), and losses of $24.7 million related to the refinancing of our senior notes, partially offset by $49.8 million of tax benefit. Thus, Century reported an adjusted net loss of $(62.1) million, a $40.8 million improvement from the full year 2020.

Adjusted EBITDA for the full year 2021 was $174.2 million, an increase of $162.5 million compared to the prior year, primarily driven by higher prices of primary aluminum and increased regional premiums, partially offset by lower shipment volume and increased power prices.

"Century had a transformative year in 2021, expanding production at our Hawesville and Mt. Holly facilities, and breaking ground on our new billet casthouse in Grundartangi," commented President and Chief Executive Officer Jesse Gary. "The investments we made and hard work our employees accomplished in 2021 leave us in excellent position to take advantage of the uniformly strong market conditions that we are experiencing throughout the aluminum sector."

"We continue to recover well from the cyber attack that we suffered last week. Our operations and IT teams have done an excellent job maintaining production throughout the attack. While we continue to rely on manual operations in some areas, our teams are increasingly returning to normal operations across our locations."

"Aluminum prices have continued to strengthen as we enter 2022, with demand continuing its strong growth path while supply conditions, driven by energy shortages throughout the world have continued to tighten. As supply deficits have become particularly acute in our two core markets in the U.S. and Europe, Century is increasingly becoming the supplier of choice for our value-added product lines due to our secure, short supply lines to our domestic customer base."

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance.  These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash.  Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management.  The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies.  Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements about future events and are based on our current expectations.  These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."  Our forward-looking statements include, without limitation, statements with respect to: our assessment of global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of alumina pricing and costs associated with our other key raw materials, including power; our assessment of the supply and availability of our key raw materials; including any potential curtailment of power to our operations; the impact of the COVID-19 pandemic, and governmental guidance and regulations aimed at addressing the pandemic, including any possible impact on our business, operations, financial condition, results of operations, global supply chains or workforce; the future financial and operating performance of Century and its subsidiaries; our ability to successfully manage market risk and to control or reduce costs; our plans and expectations with respect to future operations of century and its subsidiaries, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; our plans and expectations with regards to future operations of our Mt. Holly smelter, including our expectations as to the restart of curtailed production at Mt. Holly, including the timing, costs and benefits associated with this restart project; our plans with regards to future operations of our Hawesville smelter, including our expectations as to the restart of the remaining curtailed production at Hawesville and bringing the smelter back to full production and expectations as to the timing, costs and benefits associated with this restart project; our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the timing, costs and benefits associated with the Grundartangi casthouse project; our ability to successfully obtain competitive power arrangements for our operations; the impact of Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy; the impact of any new or changed law, regulation, including, without limitation, sanctions or other similar remedies or restrictions or any changes in interpretation of existing laws or regulations; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities; our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; our ability to repay or refinance debt in the future; our ability to recover losses from our insurance; our assessment and estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities; our assessment of any future tax audits or insurance claims and their respective outcomes; negotiations with labor unions or future representation by a union of our employees; our assessment of any information technology related risks, including the risk from cyberattacks, or other data security breaches, including the cyber incident that occurred on February 16, 2022; and our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements.  Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission.  Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended.  Many of these factors are beyond our ability to control or predict.  Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	December 31	September 30	December 31
	2020	2021	2021
NET SALES:
Related parties	$233.1	$350.6	$411.7
Other customers	156.0	230.8	247.4
Total net sales	389.1	581.4	659.1
Cost of goods sold	390.3	526.8	589.7
Gross profit (loss)	(1.2)	54.6	69.4
Selling, general and administrative expenses	11.8	14.2	18.6
Other operating (income) expense - net	0.2	0.1	0.3
Operating income (loss)	(13.2)	40.3	50.5
Interest expense - Hawesville term loan	(0.3)	(0.6)	(0.5)
Interest expense	(8.7)	(6.1)	(6.2)
Interest income	0.2	0.0	0.6
Net gain (loss) on forward and derivative contracts	(15.4)	(76.7)	26.8
Other income (expense) - net	0.5	(2.5)	2.5
Income (loss) before income taxes	(36.9)	(45.6)	73.7
Income tax benefit (expense)	1.5	(6.8)	(13.2)
Income (loss) before equity in earnings of joint ventures	(35.4)	(52.4)	60.5
Equity in earnings (losses) of joint ventures	(0.1)	0.0	$(0.1)
Net income (loss)	$(35.5)	$(52.4)	$60.4

Net income (loss) allocated to common stockholders	$(35.5)	$(52.4)	$56.5
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.40)	$(0.58)	$0.62
Diluted	$(0.40)	$(0.58)	$0.59
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	89.7	90.1	90.5
Diluted	89.7	90.1	96.7

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Twelve months ended
	December 31	December 31
	2020	2021
NET SALES:
Related parties	$1,025.5	$1,337.0
Other customers	579.6	875.5
Total net sales	1,605.1	2,212.5
Cost of goods sold	1,641.6	2,088.3
Gross profit (loss)	(36.5)	124.2
Selling, general and administrative expenses	43.5	57.6
Other operating (income) expense - net	0.5	0.6
Operating income (loss)	(80.5)	66.0
Interest expense - Hawesville term loan	(1.9)	(1.6)
Interest expense	(29.7)	(28.8)
Interest income	0.8	0.8
Net gain (loss) on forward and derivative contracts	(17.3)	(212.4)
Loss on early extinguishment of debt	(1.2)	(24.7)
Other income (expense) - net	3.5	3.1
Income (loss) before income taxes	(126.3)	(197.6)
Income tax benefit (expense)	3.1	30.6
Income (loss) before equity in earnings of joint ventures	(123.2)	(167.0)
Equity in earnings (losses) of joint ventures	(0.1)	$(0.1)
Net income (loss)	$(123.3)	$(167.1)

Net income (loss) allocated to common stockholders	$(123.3)	$(167.1)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(1.38)	$(1.85)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	89.5	90.2

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31, 2020	December 31, 2021
ASSETS
Cash and cash equivalents	$81.6	$29.0
Restricted cash	2.7	11.7
Accounts receivable - net	51.0	80.6
Due from affiliates	10.3	8.3
Inventories	291.1	425.6
Derivative assets	6.4	34.8
Prepaid and other current assets	12.9	28.2
Total current assets	456.0	618.2
Property, plant and equipment - net	880.4	892.5
Other assets	61.5	59.2
Due from affiliates - less current portion	1.7	—
TOTAL	$1,399.6	$1,569.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$106.1	$186.5
Interest payable	15.0	—
Due to affiliates	21.7	65.8
Accrued and other current liabilities	54.5	62.7
Derivative liabilities	4.9	102.1
Accrued employee benefits costs	10.3	8.9
Hawesville term loan	20.0	—
U.S. revolving credit facility	—	63.6
Iceland revolving credit facility	—	50.0
Industrial revenue bonds	7.8	7.8
Total current liabilities	240.3	547.4
Senior notes payable	243.1	245.8
Convertible senior notes payable	—	84.0
Iceland revolving credit facility - less current portion	45.0	—
Accrued pension benefits costs - less current portion	65.2	28.6
Accrued postretirement benefits costs - less current portion	101.5	93.3
Other liabilities	44.8	46.3
Leases - right of use liabilities	24.3	22.9
Due to affiliates - less current portion	0.1	21.9
Deferred taxes	89.2	58.7
Total noncurrent liabilities	613.2	601.5

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 63,589 outstanding at December 31, 2020; 160,000 issued and 58,542 outstanding at December 31, 2021)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 97,242,318 issued and 90,055,797 outstanding at December 31, 2020; 98,418,132 issued and 91,231,611 outstanding at December 31, 2021)	1.0	1.0
Additional paid-in capital	2,530.0	2,535.5
Treasury stock, at cost	(86.3)	(86.3)

Accumulated other comprehensive loss	(118.8)	(82.3)
Accumulated deficit	(1,779.8)	(1,946.9)
Total shareholders’ equity	546.1	421.0
TOTAL	$1,399.6	$1,569.9

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Year Ended December 31,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(123.3)	$(167.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized (gain) loss on derivative instruments	15.7	102.9
Lower of cost or NRV inventory adjustment	45.0	—
Depreciation and amortization	83.0	82.6
Loss on early extinguishment of debt	1.0	24.7
Change in deferred tax benefit	—	(30.6)
Other non-cash items - net	(0.9)	(1.7)
Change in operating assets and liabilities:
Accounts receivable - net	19.1	(16.2)
Due from affiliates	20.8	0.7
Inventories	(15.5)	(134.5)
Prepaid and other current assets	0.6	(13.4)
Accounts payable, trade	20.6	44.8
Due to affiliates	(22.4)	38.3
Accrued and other current liabilities	(1.2)	5.0
Ravenswood retiree medical settlement	(2.0)	(2.0)
Other - net	2.4	1.8
Net cash provided by (used in) operating activities	42.9	(64.7)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(13.4)	(83.0)
Proceeds from sale of property, plant and equipment	1.6	0.4
Net cash provided by (used in) investing activities	(11.8)	(82.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Senior Notes due 2021	(250.0)	—
Proceeds from issuance of Senior Notes due 2025	243.8	—
Repayment of Senior Notes due 2025	—	(250.0)
Early redemption and tender premiums paid	—	(18.1)
Proceeds from issuance of Senior Notes due 2028	—	250.0
Proceeds from issuance of Convertible Senior Notes	—	86.3

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Year Ended December 31,
	2020	2021
Repayments on Hawesville term loan	(20.0)	(20.0)
Borrowings under revolving credit facilities	258.9	978.8
Repayments under revolving credit facilities	(217.9)	(910.2)
Debt issuance costs	(1.1)	(7.4)
Debt retirement costs	(0.2)	—
Purchases of capped calls related to Convertible Senior Notes	—	(5.7)
Issuance of common stock	—	—
Net cash provided by (used in) financing activities	13.5	103.7
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	44.6	(43.6)
Cash, cash equivalents and restricted cash, beginning of year	39.7	84.3
Cash, cash equivalents and restricted cash, end of year	$84.3	$40.7

Supplemental Cash Flow Information:
Cash paid for:
Interest	$14.5	$36.8
Taxes	0.2	3.1
Non-cash investing activities:
Capital expenditures	0.9	7.1
Capitalized Interest	—	1.6

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales $	Tonnes	Sales $	Tonnes	Sales $
2021
4th Quarter	121,549	$411.8	79,412	$238.9	200,961	$650.7
3rd Quarter	117,951	$366.6	78,144	$207.6	196,095	$574.2

2020
4th Quarter	116,839	$243.1	78,101	$145.5	194,940	$388.6

Full year 2021	468,729	$1,368.0	314,918	$790.8	783,647	$2,158.8

Full year 2020	495,433	$985.3	315,743	$570.8	811,176	$1,556.1
    Notes:
    (1) Excludes scrap aluminum sales and alumina sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	September 30, 2021		December 31, 2021
	$MM	EPS	$MM	EPS
Net income (loss)(1)	$(52.4)	$(0.58)	$57.2	$0.59
Unrealized (gain) loss on derivative contracts, net of tax	35.0	0.39	(53.8)	(0.56)
Legal settlements, net of tax	7.7	0.09	—	—
Share-based compensation	4.0	0.04	9.9	0.10
Impact of preferred and convertible shares	—	—	3.9	0.04
Adjusted net income (loss)	$(5.7)	$(0.06)	$17.2	$0.17

(1) In periods of positive earnings, this represents earnings allocated to participating dilutive shares. For the three months ended December 31, 2021, this includes earnings allocated to common stockholders plus an add-back of $0.7MM net interest expense related to the convertible notes.

	Three months ended
	September 30, 2021	December 31, 2021
Net income (loss) as reported	$(52.4)	$60.4
Interest expense	6.1	6.2
Interest expense - Hawesville term loan	0.6	0.5
Interest income	0.0	(0.6)
Net (gain) loss on forward and derivative contracts	76.7	(26.8)
Other (income) expense - net	2.5	(2.4)
Income tax expense (benefit)	6.8	13.2
Equity in JVs	—	0.1
Operating income (loss)	40.3	50.6
Share-based compensation	4.0	9.9
Legal settlement	4.0	—
Depreciation and amortization	22.0	21.7
Adjusted EBITDA	$70.3	$82.2

	Twelve months ended
	December 31, 2020		December 31, 2020		December 31, 2021
	as Presented		Updated (1)
	$MM	EPS	$MM	EPS	$MM	EPS
Net income (loss) as reported	$(123.3)	$(1.38)	$(123.3)	$(1.38)	$(167.1)	$(1.85)
Lower of cost or NV inventory adjustment, net of tax	0.7	0.01	0.7	0.01	(3.9)	(0.04)
Unrealized (gain) loss on derivative contracts, net of tax	16.0	0.18	16.0	0.18	106.8	1.18
Sebree equipment failure, net of insurance proceeds	(1.5)	(0.02)	(1.5)	(0.02)	(1.4)	(0.02)
Loss on early extinguishment of debt	1.2	0.01	1.2	0.01	24.7	0.27
Legal settlements, net of tax	(5.5)	(0.06)	(5.5)	(0.06)	7.7	0.09
Helguvik tax benefit	—	—	—	—	(49.8)	(0.55)
Share-based compensation	—	—	9.5	0.10	20.9	0.23
Impact of preferred and convertible shares	—	0.09	—	0.09	—	0.07
Adjusted net income (loss)	$(112.4)	$(1.17)	$(102.9)	$(1.07)	$(62.1)	$(0.62)

Notes:
(1) Due to the historic fluctuations in our non-cash share-based compensation costs, we have updated our Adjusted net income (loss) and Adjusted EBITDA definitions to exclude these costs. Accordingly, we have also updated our Adjusted net income (loss) and Adjusted EBITDA for the twelve months ended December 31, 2020.

	Twelve months ended
	December 31, 2020	December 31, 2020	December 31, 2021
	as Presented	Updated(1)
Net Income (loss) as reported	$(123.3)	$(123.3)	$(167.1)
Interest expense	29.7	29.7	28.8
Interest expense - Hawesville term loan	1.9	1.9	1.6
Interest income	(0.8)	(0.8)	(0.8)
Net (gain) loss on forward and derivative contracts	17.3	17.3	212.4
Loss on early extinguishment of debt	1.2	1.2	24.7
Other (income) expense - net	(3.5)	(3.5)	(3.0)
Income tax expense (benefit)	(3.1)	(3.1)	(30.6)
Equity in earnings of joint ventures	0.1	0.1	0.1
Operating income (loss)	(80.5)	(80.5)	66.1
Lower of cost or NRV inventory adjustment	0.8	0.8	(3.9)
Sebree equipment failure, net of insurance proceeds	(1.5)	(1.5)	(1.4)
Legal settlement	(5.5)	(5.5)	4.0
Depreciation and amortization	88.9	88.9	88.5
Share-based compensation	—	9.5	20.9
Adjusted EBITDA	$2.2	$11.7	$174.2

Notes:
(1) Due to the historic fluctuations in our non-cash share-based compensation costs, we have updated our Adjusted net income (loss) and Adjusted EBITDA definitions to exclude these costs. Accordingly, we have also updated our Adjusted net income (loss) and Adjusted EBITDA for the twelve months ended December 31, 2020.

Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company